As filed with the Securities and Exchange Commission on March 31, 2025

Registration No. 333-    e

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-2482575 (IRS Employer Identification No.)

1070 Terra Bella Avenue Mountain View, California (Address of Principal Executive Offices)	94043 (Zip Code)

Knightscope, Inc. 2022 Equity Incentive Plan

(Full title of the plan)

William Santana Li

Chairman, Chief Executive Officer and President

1070 Terra Bella Avenue

Mountain View, California 94043

(Name and address of agent for service)

(650) 924-1025

(Telephone number, including area code, of agent for service)

Copies to:

Dennis Craythorn

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10022

Telephone: (212) 906-1200

Fax: (212) 751-4864

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 220,106 shares of the Class A common stock of Knightscope, Inc. (the “Registrant”) to be issued pursuant to the Knightscope, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). A Registration Statement of the Registrant on Form S-8 relating to the 2022 Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-272393, 333-266891, and 333-264454), including any amendments thereto, filed with the Securities and Exchange Commission (the “Commission”), relating to the 2022 Plan, are incorporated by reference herein.

Item 8. Exhibits.

Exhibit Number	Exhibit Index
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 2.1 to Knightscope, Inc.’s Regulation A Offering Statement on Form 1-A (File No. 024-11004))

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated April 5, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on April 8, 2024).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on September 16, 2024).

4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on September 16, 2024).

4.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024 (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on September 16, 2024).

4.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024 (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on September 16, 2024).

4.7	Bylaws (incorporated by reference to Exhibit 2.2 to Knightscope, Inc.’s Regulation A Offering Statement on Form 1-A (File No. 024-11004)).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of BMP LLP.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Knightscope, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Report on Form 8-K filed on June 28, 2022 (File No. 001-41248)).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on March 31, 2025.

KNIGHTSCOPE, INC.

By	/s/ William Santana Li
William Santana Li
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Knightscope, Inc. hereby constitutes and appoints William Santana Li and Apoorv Dwivedi, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William Santana Li	Chairman, Chief Executive Officer and President	March 31, 2025
William Santana Li	(Principal Executive Officer)

/s/ Apoorv Dwivedi	EVP, Chief Financial Officer, and Secretary	March 31, 2025
Apoorv Dwivedi	(Principal Financial Officer and Principal Accounting Officer)

/s/ William Billings	Director	March 31, 2025
William Billings

/s/ Robert Mocny	Director	March 31, 2025
Robert Mocny

/s/ Melvin Torrie	Director	March 31, 2025
Melvin Torrie